UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  November 1, 2010

TREY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey	07039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 758-9555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2010, Trey Resources, Inc. (“Company”) and YA Global Investments, L.P. (“Holder”) entered into an Amendment Agreement (the “Agreement”) with respect to that certain (i) Secured Convertible Debenture dated December 30, 2005 in the original principal amount of $1,159,057 (as amended, modified, supplemented or amended and restated from time to time, the “First Debenture”) issued by the Company to the Holder, (ii) Secured Convertible Debenture dated December 30, 2005 in the original principal amount of $600,000 (as amended, modified, supplemented or amended and restated from time to time, the “Second Debenture”) issued by Company to Holder and (iii) Secured Convertible Debenture dated May 5, 2006 in the original principal amount of $600,000 (as amended, modified, supplemented or amended and restated from time to time, the “Third Debenture” and, collectively with the First Debenture and Second Debenture, the “Debentures”) issued by Company to Holder.  Pursuant to the Agreement, the expiration dates of the Debentures were extended to December 31, 2011, subject to the payment of installment payments from the Company in the amount of $175,000 on January 28, 2011, and an additional $10,000 per month, payable on the first day of the month commencing on February 1, 2011 and terminating on December 1, 2011.  In addition, a balloon payment equal to the outstanding principal amount of the Debentures is due on December 31, 2011.  Should the balloon payment be made on December 31, 2011, Holder has agreed waive its right to receive any interest and/or penalties due and outstanding on the Debentures, and will accept the balloon payment as payment in full for all outstanding obligations due and owing pursuant to the Debentures. The Holder has further agreed not to convert any portion of the Debentures so long as the Company is current in making the installment payments noted above.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amendment Agreement dated November 1, 2010 by and between Trey Resources, Inc. and YA Global Investments, L.P.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREY RESOURCES, INC.

Date: November 8, 2010	By:	/s/Mark Meller
Mark Meller
President, Chief Executive Officer and
Principal Accounting Officer

INDEX OF EXHIBITS

10.1	Amendment Agreement dated November 1, 2010 by and between Trey Resources, Inc. and YA Global Investments, L.P.